UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021

Retail Value Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-38517	82-4182996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	RVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2021, the general due diligence period expired under an Amended and Restated Purchase Agreement, dated as of August 19, 2021 (the “Purchase Agreement”), by and among certain subsidiaries (collectively, the “Sellers”) of Retail Value Inc. (the “Company”) and certain affiliates of Bridge 33 Capital (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Sellers have agreed to sell to the Purchasers all of their interests in Great Northern Plazas (North Olmsted, Ohio), Maple Grove Crossing (Maple Grove, Minnesota), Peach Street Marketplace (Erie, Pennsylvania), Seabrook Commons (Seabrook, New Hampshire) and Wrangleboro Consumer Square (Mays Landing, New Jersey) for $264 million in cash, subject to adjustment for certain closing pro-rations, allocations credits and escrows. Net proceeds to the Sellers at closing (excluding the impact of customary pro-rations) are estimated to be between $246 million and $251 million, which range may be reduced by up to $5.7 million in the event certain leasing activity is not completed at the subject properties by the closing date and related 180-day escrows are established pursuant to the Purchase Agreement. The Sellers will retain the right to pursue and collect amounts from tenants relating to pre-closing periods (including amounts relating to pre-closing periods which have been deferred and are to be repaid by tenants sometime after the closing date).  Closing remains subject to customary conditions, including, but not limited to, delivery of estoppel letters from tenants, the accuracy of the Sellers’ representations in all material respects and the absence of casualty or condemnation events exceeding 15% of the allocated purchase price of any property.  The Purchasers have posted a deposit of approximately $5.3 million with the escrow agent for the transaction, which deposit is nonrefundable (except in certain limited circumstances as set forth in the Purchase Agreement) and will be credited to the Purchasers against the purchase price at closing.  Closing of the transaction is expected to occur by the end October 2021.

Safe Harbor

The Company considers information in this Current Report that relates to expectations for future periods to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including, among other factors, the Sellers’ ability to satisfy the conditions to closing specified in the Purchase Agreement, actual costs and expenses relating thereto and the Purchaser’s ability to perform. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances that arise after the date of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Number Description

104Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Retail Value Inc.

	By:	/s/ Aaron M. Kitlowski
Name: Aaron M. Kitlowski
Date: August 19, 2021	Title: Executive Vice President and Secretary